U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported):    April 5, 2004
                                                            ---------------

                                 ASPENBIO, INC.
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               (Exact Name of Registrant as Specified in Charter)


Commission file number: 0-50019
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         Colorado                                         84-1553387
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(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


1585 S. Perry Street, Castle Rock, CO                                   80104
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(Address of principal executive offices)                              (Zip Code)


                                 (303) 794-2000
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               Registrant's telephone number, including area code

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                                 AspenBio, Inc.

Information to be Included In the Report

Item 5.  Other Events and Regulation FD Disclosure.

Agreement with Officer and Director

     On April 5, 2004, the Company entered into a contingent agreement with Roger Hurst, an officer, director and significant shareholder of the Company. The agreement is contingent on the Company successfully raising a minimum of $2,000,000 in equity funding by June 4, 2004 (the "Contingency"). If the Contingency occurs, then the agreement provides that: (i) Mr. Hurst will contribute back to the Company 1,896,757 shares of common stock owned by the him at no cost, resulting in a substantial decrease in Mr. Hurst's ownership position and the number of outstanding shares of the Company's common stock;(ii) the Voting Agreement entered into with Mr. Hurst in June 2003 will terminate;
(iii) the terms of the outstanding promissory note issued by the Company to Mr. Hurst in June 2003 (currently with a principal amount of approximately $960,000) will be amended (the "Amended Note")to require payment of $200,000 immediately after the Contingency, with the remaining indebtedness to be payable in minimum monthly installments of $10,000 over the subsequent 36 months, with the entire remaining principal and interest due and payable at the end of the 36 month period; (iii) Mr. Hurst and the Company will enter into a written employment agreement for a term extending at least one year beyond the later of: (A) the date that the final payment is made under the Amended Note; or (B) the date Mr. Hurst is either removed as a guarantor on all Company indebtedness, or the date all indebtedness on which Mr. Hurst is a guarantor is repaid. In the event the Contingency does not occur, all terms and conditions of the contingent agreement will be null and void.

Status of Agreements with Certain Universities

The Company received notices from the University of Wyoming ("Wyoming") (dated February 27, 2004) notifying the Company that its license agreement with Wyoming will be terminated for late payment of fees and reimbursable expenses. Subsequent agreements have been reached with the Wyoming granting the Company extensions of the termination date until June 10, 2004.

The Company received notice of default and notice of termination letters (dated March 1, 2004) from the Idaho Research Foundation, Inc.("IRF") with respect to certain license agreements with IRF. A subsequent agreement has been reached with the IRF retracting the previous termination letters and granting the Company until June 18, 2004 to cure the financial defaults under the IRF license agreements.


                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                   AspenBio, Inc.
                                                   (Registrant)


Date: April 23, 2004                            /s/ Roger D. Hurst
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                                                    Roger D. Hurst
                                                    President




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